                                                                    EXHIBIT 21.1

                     SPACELABS MEDICAL, INC. & SUBSIDIARIES


                                                            JURISDICTION OF                    PERCENTAGE OF
                 SUBSIDIARY                                 INCORPORATION                     VOTING CONTROL
                 ----------                                 -------------                     --------------
SpaceLabs Medical, Inc. ................................    California                             100
    SpaceLabs International, Inc. ......................    Delaware                               100
         SpaceLabs Medical GmbH. .......................    Germany                                100
         SpaceLabs Medical Sarl ........................    France                                  99.99(1)
         SpaceLabs Medical Products Pty. Ltd. ..........    New South Wales, Australia              99(1)
         SpaceLabs Produits Medicaux Ltee. .............    Quebec, Canada                          99(2)
         SpaceLabs Medical Products GmbH. ..............    Austria                                 99(2)
         SpaceLabs Medical Ltd. ........................    England & Wales                         99(2)
         SpaceLabs Medical Limited .....................    Hong Kong                               99(2)
         SpaceLabs (Singapore) Pte. Ltd. ...............    Singapore                              100
         SpaceLabs Medical Instruments (Tianjin)
           Co. Ltd. ....................................    Tianjin, China                         100
         SpaceLabs Medical, S.A. de C.V. ...............    Mexico                                  99(2)
         SpaceLabs Medical, S.A.........................    Spain                                   99(2)
         SpaceLabs Medical, Ltd. .......................    Taiwan                                  99.99(3)
         SpaceLabs Medical AB ..........................    Sweden                                 100
         SpaceLabs Medical B.V. ........................    Netherlands                            100
                 SpaceLabs Medical S.r.l................    Italy                                   99(2)
         Intesys, Inc. .................................    Delaware                               100
    Vita-Stat Medical Services, Inc. ...................    Florida                                100
    JRS Clinical Technologies, Inc. ....................    Connecticut                            100
    SpaceLabs Medical Trading Company ..................    Guam                                   100
    ConnectSoft Corporation ............................    Washington                              24(4)
    SMD Software L.L.C..................................    Washington                              55(5)





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         1       194,297 units owned by SpaceLabs International, Inc.; three units by SpaceLabs Medical, Inc., a California corporation.

         1       1% held by SpaceLabs Medical, Inc. a California corporation.

         3 499,994 shares held by SpaceLabs International, Inc., 1 share held by SpaceLabs Medical, Inc. (California), 1 share held by SpaceLabs Medical, Inc. (Delaware), 1 share held by Intesys, Inc., 1 share held by Vita-Stat Medical Services, Inc., 1 share held by SpaceLabs Medical Trading Company, 1 share held by JRS Clinical Technologies, Inc.

         4       Privately held corporation.

         5       45% held by DSA Systems, Inc.